STOCK OPTION AGREEMENT

                  FOR INCENTIVE STOCK OPTIONS UNDER SECTION 422
                          OF THE INTERNAL REVENUE CODE
                                 PURSUANT TO THE
                                SUN BANCORP, INC.
                             2002 STOCK OPTION PLAN
                             ----------------------

                           FOR OFFICERS AND EMPLOYEES

         STOCK OPTIONS for a total of ________ shares of Common Stock of Sun Bancorp, Inc. (the "Company"), which Option is intended to qualify as an Incentive Stock Option under Section 422 of the Internal Revenue Code of 1986, as amended, is hereby granted to ________________ (the "Optionee"), at the price determined as provided in, and in all respects subject to the terms, definitions and provisions of the 2002 Stock Option Plan (the "Plan") adopted by the Company which is incorporated by reference herein, receipt of which is hereby acknowledged.

         1. Option Price. The Option price is $________ for each Share, being 100% of the fair market value, as determined by the Committee, of the Common Stock on the date of grant of this Option (________ __, 2002).

         2. Exercises of Option. This Option shall be exercisable in accordance with provisions of the Plan, provided the holder of such Option is an employee, director or director emeritus of the Company as of such date, as follows:

                  (a)      Schedule of Rights to Exercise.


                                                      Incentive
                                                    Stock Options
                                Date              First Exercisable
                                ----              -----------------

Upon grant.......................................         0
As of _____________..............................      ________
As of _____________..............................      ________
As of _____________..............................      ________
As of _____________..............................      ________
As of _____________..............................      ________


         Options awarded to the Optionee shall continue to vest annually during such period that he serves as an employee, director or director emeritus of Sun National Bank (the "Bank") or the Company. Options shall be 100% vested and exercisable upon the Retirement (following not less than 10 years of service), death or Disability of the Optionee, or upon a Change in Control of the Company or the Bank.

         Notwithstanding anything herein to the contrary, in no event shall any Options granted herein be exercisable for a period of six months from the date of grant, except in the event of the Retirement (following not less than 10 years of service), death or Disability of the Optionee or a Change in Control of the Company or the Bank.

         Upon termination of service for any reason, other than Disability or death, such Options shall cease to be exercisable three months from the date of termination of employment. Upon Disability, all Options shall be deemed immediately exercisable for a period not to exceed one year from such date of Disability. Upon death, all Options shall be immediately exercisable by the estate for the remaining term of such Options.

         In the event that the fair market value of the Common Stock subject to such grant that becomes first exercisable in any calendar year to any one individual exceeds $100,000, then the excess of each installment shall be deemed non-incentive stock options.

                  (b) Method of Exercise. This Option shall be exercisable by a written notice which shall:

                             (i) State the election to exercise the Option, the number of Shares with respect to which it is being exercised, the person in whose name the stock certificate or certificates for such Shares of Common Stock is to be registered, his address and Social Security Number (or if more than one, the names, addresses and Social Security Numbers of such persons);

                            (ii) Contain such representations and agreements as to the holder's investment intent with respect to such shares of Common Stock as may be satisfactory to the Company's counsel;

                           (iii) Be signed by the person or persons entitled to exercise the Option and, if the Option is being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to counsel for the Company, of the right of such person or persons to exercise the Option; and

                            (iv) Be in writing and delivered in person or by certified mail to the Treasurer of the Company.

         Payment of the purchase price of any Shares with respect to which the Option is being exercised shall be by certified or bank cashier's or teller's check. The certificate or certificates for shares of Common Stock as to which the Option shall be exercised shall be registered in the name of the person or persons exercising the Option.

                  (c) Restrictions on Exercise. This Option may not be exercised if the issuance of the Shares upon such exercise would constitute a violation of any applicable federal or state securities or other law or valid regulation. As a condition to the Optionee's exercise of this Option, the Company may require the person exercising this Option to make any representation and warranty to the Company as may be required by any applicable law or regulation.

3. Non-transferability of Option. This Option may not be transferred in any manner otherwise than by will or the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

4. Term of Option. This Option may not be exercised more than ten (10) years from the date of grant of this Option, as set forth below, and may be exercised during such term only in accordance with the Plan and the terms of this Option.

5. Reload Options. The Optionee will receive the right to a further Option (a "Reload Option") in the event the Optionee exercises all or a part of an Option (an "Original Option"), by surrendering already owned Shares of Common Stock in full or partial payment of the Option Price under such Original Option. Each such Reload Option shall be granted on the date of exercise of the Original Option, shall cover a number of Shares of Common Stock not exceeding the whole number of Shares of Common Stock surrendered in payment of the Option Price under such Original Option, and any Shares of Common Stock used to satisfy any taxes incident to the exercise of the Original Option, shall have an Option Price equal to the fair market value of the Common Stock on the date of grant of such Reload Option, shall expire on the stated expiration date of the Original Option and shall be subject to such other terms and conditions as the Committee may determine.

6. Related Matters. Notwithstanding anything herein to the contrary, additional conditions or restrictions related to such Options may be contained in the Plan or the resolutions of the Plan Committee authorizing such grant of Options.

                                            Sun Bancorp, Inc.


Date of Grant: ________________             By: ________________________________



Attest:



_______________________________


[SEAL]

                      INCENTIVE STOCK OPTION EXERCISE FORM
                      ------------------------------------

                                 PURSUANT TO THE
                                SUN BANCORP, INC.
                             2002 STOCK OPTION PLAN


                                                          ----------------------
                                                          (Date)


Sun Bancorp, Inc.
226 Landis Avenue
Vineland, New Jersey 08360

Dear Sir:

         The undersigned elects to exercise the Incentive Stock Option to purchase _________ shares of Common Stock of Sun Bancorp, Inc. under and pursuant to a Stock Option Agreement dated _________________.


         Delivered herewith is a certified or bank cashier's or teller's check and/or shares of Common Stock, valued at the fair market value of the stock on the date of exercise, as set forth below.


                              $__________    of cash or check
                               __________    of Common Stock
                              $              Total
                               ==========



         The name or names to be on the stock certificate or certificates and the address and Social Security Number of such person(s) is as follows:

         Name
             -------------------------------------------------------------------

         Address
                ----------------------------------------------------------------

         Social Security Number
                               -------------------------------------------------

                                            Very truly yours,




                                            ____________________________________